                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       AMERICAN REAL ESTATE PARTNERS, L.P

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                                TABLE OF CONTENTS

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         PREAMBLE .............................................................................................       1

I.       CERTAIN DEFINITIONS ..................................................................................       1

II.      FORMATION; NAME; PLACE OF BUSINESS; TERM..............................................................      10
         2.01     Formation of Partnership; Certificate of Limited Partnership ................................      10
         2.02     Name of Partnership .........................................................................      11
         2.03     Place of Business ...........................................................................      11
         2.04     Registered Office and Registered Agent.......................................................      11
         2.05     Term.........................................................................................      12

III.     PURPOSES; NATURE OF BUSINESS..........................................................................      12
         3.01     Purposes and Business .......................................................................      12

IV.      CAPITAL ..............................................................................................      12

         4.01     Capital Contributions of General Partner.....................................................      12
         4.02     Capital Contribution of Organizational Limited Partner ......................................      12
         4.03     Initial Capital Contributions ...............................................................      12
         4.04     Non-Assessability of Units...................................................................      13
         4.05     Additional Issuance of Units; Additional Issuance of Securities..............................      13
         4.06     Splits and Combinations .....................................................................      15
         4.07     No Preemptive Rights.........................................................................      15
         4.08     Capital Accounts ............................................................................      16
         4.09     Negative Capital Accounts ...................................................................      18
         4.10     No Interest on Amounts in Capital Accounts...................................................      19
         4.11     Loans by the General Partner and Record Holders .............................................      19
         4.12     Liability of Record Holders .................................................................      19

V.       ALLOCATIONS OF INCOME AND LOSS; DISTRIBUTIONS  .......................................................      19
         5.01     Capital Account Allocations .................................................................      19
         5.02     Tax Allocations .............................................................................      20
         5.03     Distributions of Cash Flow and Capital Proceeds..............................................      23
         5.04     Distributions and Allocations of Income and Loss With Respect to Interests Transferred ......      24
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VI.      MANAGEMENT............................................................................................      25
         6.01     Management and Control of Partnership .......................................................      25
         6.02     Powers of General Partner ...................................................................      25
         6.03     Purchase or Sale of Units ...................................................................      26
         6.04     Compensation Plans ..........................................................................      26
         6.05     Distributions ...............................................................................      26
         6.06     Election to Be Governed by Successor Limited Partnership Law ................................      26
         6.07     Operating Partnership .......................................................................      27
         6.08     Restrictions on Authority of General Partner.................................................      27
         6.09     Reliance by Third Parties ...................................................................      28
         6.10     Title to Partnership Assets .................................................................      28
         6.11     Other Business Activities of Partners .......................................................      29
         6.12     Transactions with General Partner or Affiliates..............................................      29
         6.13     Audit Committee; Resolution of Conflicts of Interest ........................................      29
         6.14     Liability of General Partner to Partnership and Limited Partners.............................      30
         6.15     Indemnification of General Partner and Affiliates............................................      31
         6.16     No Management by Record Holders .............................................................      32
         6.17     National Securities Exchange Listing.........................................................      33
         6.18     Other Matters Concerning General Partner.....................................................      33

VII.     REIMBURSEMENT OF EXPENSES ............................................................................      34
         7.01     Reimbursement of Expenses of General Partner ................................................      34
         7.02     Remuneration of General Partner and Affiliates ..............................................      34

VIII.    BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR;
         REPORTS; TAX MATTERS .................................................................................      35
         8.01     Bank Accounts ...............................................................................      35
         8.02     Books and Records ...........................................................................      35
         8.03     Fiscal Year .................................................................................      36
         8.04     Reports .....................................................................................      36
         8.05     Accounting Decisions ........................................................................      37
         8.06     Where Maintained ............................................................................      37
         8.07     Preparation of Tax Returns...................................................................      37
         8.08     Tax Elections ...............................................................................      38
         8.09     Tax Controversies ...........................................................................      38
         8.10     Taxation as a Partnership ...................................................................      38
         8.11     Determination of Adjusted Basis in Connection With Section 754 Election......................      38
         8.12     FIRPTA and State Income Tax Withholding .....................................................      39
         8.13     Loss of Partnership Status...................................................................      39
         8.14     Opinions Regarding Taxation .................................................................      40
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IX.      ISSUANCE AND DEPOSIT OF CERTIFICATES OF PARTNERSHIP INTEREST .........................................      40
         9.01     Issuance of Certificates.....................................................................      40
         9.02     Lost, Stolen, Destroyed or Mutilated Certificates or Depositary Receipts ....................      40
         9.03     Record Holder ...............................................................................      41

X.       TRANSFER OF INTERESTS AND UNITS ......................................................................      42
         10.01    Transfer ....................................................................................      42
         10.02    Transfers of Interest of General Partner ....................................................      42
         10.03    Transfer of Units ...........................................................................      43
         10.04    Transfer of Depositary Units ................................................................      43

XI.      ADMISSION OF PARTNERS ................................................................................      45
         11.01    Admission of Limited Partners................................................................      45
         11.02    Admission of Substituted Limited Partner.....................................................      46
         11.03    Admission of Successor General Partner ......................................................      48
         11.04    Admission of Additional Limited Partners ....................................................      48

XII.     WITHDRAWAL OR REMOVAL OF GENERAL PARTNER..............................................................      49
         12.01    Withdrawal of General Partner................................................................      49
         12.02    Removal of General Partner ..................................................................      49
         12.03    Amendment of Agreement and Certificate of Limited Partnership................................      50
         12.04    Interests of Departing General Partner and Successor ........................................      50

XIII.    DISSOLUTION AND LIQUIDATION ..........................................................................      53
         13.01    No Dissolution ..............................................................................      53
         13.02    Events Causing Dissolution ..................................................................      53
         13.03    Right to Continue Business of Partnership ...................................................      54
         13.04    Dissolution .................................................................................      54
         13.05    Liquidation..................................................................................      56
         13.06    Reasonable Time for Winding Up...............................................................      56
         13.07    Termination of Partnership ..................................................................      56

XIV.     AMENDMENTS; MEETINGS; VOTING; RECORD DATE ............................................................      56
         14.01    Amendments to be Adopted Solely by General Partner ..........................................      56
         14.02    Amendment Procedures ........................................................................      58
         14.03    Amendment Restrictions ......................................................................      58
         14.04    Meetings ....................................................................................      59
         14.05    Notice of Meeting............................................................................      60
         14.06    Record Date..................................................................................      60
         14.07    Adjournment..................................................................................      60
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         14.08    Waiver of Notice; Consent to Meeting; Approval of Minutes....................................      60
         14.09    Quorum ......................................................................................      61
         14.10    Conduct of Meeting...........................................................................      61
         14.11    Voting Rights................................................................................      62
         14.12    Voting Rights Conditional....................................................................      63
         14.13    Action Without a Meeting ....................................................................      64

XV.      POWER OF ATTORNEY ....................................................................................      64

XVI.     MISCELLANEOUS PROVISIONS..............................................................................      66
         16.01    Additional Actions and Documents ............................................................      66
         16.02    Notices......................................................................................      66
         16.03    Severability ................................................................................      67
         16.04    Survival ....................................................................................      67
         16.05    Waivers......................................................................................      67
         16.06    Exercise of Rights ..........................................................................      68
         16.07    Binding Effect ..............................................................................      68
         16.08    Limitation on Benefits of this Agreement ....................................................      68
         16.09    Force Majeure................................................................................      68
         16.10    Consent of Record Holders....................................................................      68

         16.11    Entire Agreement ............................................................................      69
         16.12    Pronouns.....................................................................................      69
         16.13    Headings ....................................................................................      69
         16.14    Governing Law................................................................................      69
         16.15    Execution in Counterparts....................................................................      69

                                LIST OF EXHIBITS

Exhibit

         A        Certificate for Limited Partner Units of American Real Estate Partners, L.P..................      71
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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       AMERICAN REAL ESTATE PARTNERS, L.P.

         This Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into as of May 12, 1987, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and Julia DeSantis, as the organizational limited partner (the "Organizational Limited Partner"), and all other persons and entities who shall in the future become limited partners of this limited partnership in accordance with the provisions hereof (the "Limited Partners"). (The General Partner and the Limited Partners are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners".)

         Whereas, the General Partner and the Organizational Limited Partner entered into an Agreement of Limited Partnership, dated as of April 29, 1987 (the "Partnership Agreement"); and

         Whereas, the General Partner and the Organizational Limited Partner now desire to amend the Partnership Agreement in certain respects;

         Now, Therefore, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                               Certain Definitions

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Agreement, have the meanings herein specified.

         Accounting Firm: The firm of Touche Ross & Co. or such other nationally recognized firm of independent public accountants as shall be selected and approved by the General Partner from time to time.

         Additional Limited Partner: A Person admitted to the Partnership as a Limited Partner pursuant to Section 11.04 and shown as a Limited Partner on the books and records of both the Partnership and the Depositary.

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         Adjusted Property: Any property the Carrying Value of which has been adjusted pursuant to Section 4.08(d) (i).

         Affiliate: (a) Any Person directly or indirectly owning, controlling or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profit interests in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreed Value: The fair market value of a Contributed Property as of the date of contribution, as determined by the General Partner using such reasonable methods as may be adopted by the General Partner.

         Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be amended or supplemented from time to time.

         API Certificate: A certificate evidencing limited partner interests in any one of the API Partnerships.

         API Investor: A Person who was a general partner of one or more API Partnerships, an Affiliate of one or more such API general partners who performed certain services for one or more of the API Partnerships and a Person who was a limited partner in one or more of the API Partnerships.

         API Partnerships: The thirteen American Property Investors limited partnerships, as described in the Registration Statement.

         API Property: Any interest in real estate held by any of the API Partnerships.

         Audit Committee: The committee comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates, other than as a director of the General Partner, formed to review certain conflicts of interest and certain other

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         matters and to perform certain other functions pursuant to Section
5.13.

         Book-Tax Disparities: The differences between a Partner's Capital Account balance, as maintained pursuant to Section 4.08, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

         Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

         Capital Account: The capital account established and maintained for the General Partner and each Record Holder pursuant to Section 4.08.

         Capital Contribution: Any cash, cash equivalents or Contributed Property contributed to the Partnership by or on behalf of a Contributing Partner pursuant to Article IV.

         Capital Transaction: Any (1) incurring of indebtedness secured by Partnership Assets, (2) refinancing of any indebtedness secured by Partnership Assets, (3) sale or exchange, liquidation or other disposition of any Partnership Assets, (4) net condemnation award or casualty loss recovery with respect to any Partnership Assets, (5) elimination of any funded reserve or (6) liquidation or dissolution of the Partnership.

         Carrying Value: With respect to (a) Contributed Property, the Agreed Value of such Property reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery and expense in lieu of depreciation debited to the Capital Accounts of a General Partner and the Record Holders pursuant to Section 4.08(a) with respect to such Property as of the time of determination, and (b) any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with Section 4.08(d), and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership Assets, as deemed appropriate by the General Partner.

         Cash Flow: Cash Flow shall have the same meaning as "Net Cash Flow" in the Registration Statement.

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         Certificate: A non-negotiable certificate issued by the Partnership substantially in the form of Exhibit A to this Agreement, evidencing ownership of one or more Units.

         Certificate of Limited Partnership: The certificate of limited partnership filed on behalf of the Partnership with the Secretary of State of the State of Delaware, as the same may be amended and/or restated from time to time.

         Closing: The "closing time" as defined in the Merger Agreement.

         Closing Date: The date on which the Closing occurs.

         Code: The Internal Revenue Code of 1986, in effect from time to time, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         Commission: The Securities and Exchange Commission.

         Consent Form: The form of consent distributed to API Investors who are limited partners in the API Partnerships soliciting their approval of the Exchange and all transactions contemplated thereby, a form of which is attached as Appendix D to the Proxy Statement/Prospectus included as part of the Registration Statement.

         Contributed Property: A Contributing Partner's interest in each property or other consideration, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.08(d) (i), such property shall no longer constitute a Contributed Property for purposes of Section 5.02(b) but shall be deemed an Adjusted Property for such purposes.

         Contributing Partner: Each Partner contributing (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the
Code) a Contributed Property.

         Delaware Act: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 Sections 17-101 et seq.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

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         Deposit Account: The account established by the Depositary pursuant to the Depositary Agreement.

         Depositary Agreement: The agreement so designated to be entered into by and among the General Partner, in its capacity both as General Partner and as attorney-in-fact of the Record Holders, the Partnership and the Depositary, as it may be amended or supplemented from time to time.

         Depositary: The Partnership's depositary, as selected and approved by the General Partner from time to time, in its sole and absolute discretion, or any successor to it as depositary under the Depositary Agreement.

         Depositary Receipt: A depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

         Depositary Unit: A Unit on deposit with the Depositary.

         Exchange: The acquisition by the Operating Partnership of the API Properties and other assets, subject to the liabilities, of the API Partnerships in connection with which the API Investors will be issued Units and the Partnership will acquire a 99% limited partner interest in the Operating Partnership, as described in the Registration Statement.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

         FIRPTA: The Foreign Investment in Real Property Tax Act of 1980, as amended from time to time, and applicable regulations thereunder.

         Fiscal year: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the General Partner in accordance with Section 8.03.

         General Partner: American Property Investors, Inc., a Delaware corporation, or any successor appointed pursuant to Sections 11.03, 12.01 or
12.02 hereof, as the case may be.

         Limited Partner: A Record Holder or other limited partner admitted to the Partnership pursuant to Section 11.04. "Limited Partners" means all Record Holders and all other limited partners admitted to the Partnership pursuant to
Section 11.04.

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         Liquidating Trustee: The General Partner, unless the dissolution of the
Partnership is caused by the withdrawal, bankruptcy, removal or dissolution of the General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 13.05.

         Lost Certificate Affidavit: The section of the Consent Form (or a similar form providing indemnification) to be executed in favor of the Partnership by an API Investor who has lost or misplaced an API Certificate or whose API Certificate has been mutilated or destroyed.

         Majority Interest: Record Holders who are Record Holders with respect to more than fifty percent (50%) of the total number of all outstanding Units.

         Merger: The merger of the API Partnerships that approve the Exchange with and into the Operating Partnership, as described in the Registration Statement.

         Merger Agreements: Agreements pursuant to which the API Partnerships that approve the Exchange are merged into the Operating Partnership and pursuant to which the API Properties and the other assets, subject to the liabilities, of the API Partnerships are contributed to the Operating Partnership pursuant to
Section 4.03 of the OLP Partnership Agreement, a form of which is attached as Appendix B to the Proxy Statement/Prospectus included as part of the Registration Statement.

         NASDAQ: The National Association of Securities Dealers Automated Quotations System.

         National Securities Exchange: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

         New Property: Any direct or indirect interest in real estate acquired by the Partnership or by the Operating Partnership subsequent to the consummation of the Exchange.

         Nominee: API Nominee Corp., a Delaware corporation, to whom Depositary Receipts evidencing Depositary Units are issued pursuant to the Exchange to be held for the account of Non-Consenting Investors, as described in the Registration Statement.

         Non-Consenting Investor: As used herein, this term shall have the same meaning assigned to it in the Registration Statement. Non-Consenting Investors may only be admitted as Limited Partners as provided in Section 11.01(b) hereof.

         OLP Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended or supplemented from time to time.

         Operating Partnership: American Real Estate Holdings Limited Partnership, a Delaware limited partnership.

         Organizational Limited Partner: Julia DeSantis.

         Partner: The General Partner or a Limited Partner. "Partners" means the General Partner and all Limited Partners.

         Partnership: The limited partnership governed by this Agreement and any successor limited partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the limited partnership governed by this Agreement.

         Partnership Assets: All assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

         Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets and (iii) right, if the General Partner, to participate in the management of the business and affairs of the Partnership.

         Percentage Interest: The Percentage Interest of the General Partner shall be one percent (1%). The Percentage Interest of each Record Holder is equal to the product of (i) ninety-nine percent (99%) multiplied by (ii) the Unit Fraction for such Record Holder.

         Person: Any individual, corporation, association, partnership, joint venture, trust, estate, unincorporated organization, association or other entity.

         Property Management Agreement: The agreement to be entered into on the Closing Date by and between the Operating Partnership and Resources Property Management Corp., a Delaware corporation, pursuant to which Resources Property Management Corp. will perform certain property management and supervisory services in respect of the New Properties.

         Recapture Income: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the Code) on the disposition of any Partnership Asset that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of

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         deductions previously taken with respect to such property or assets.

         Record Date: The date established by the General Partner, in its discretion, subject to Section 5.04(b) in the case of the Record Date for a distribution pursuant to Article V, for determining (i) the identity of Record Holders entitled to notice of or to vote at any meeting of Record Holders or entitled to exercise rights in respect of any other lawful action of Record Holders, or (ii) the identity of Partners entitled to receive any report pursuant to Section 8.04 or distribution pursuant to Article V.

         Record Holder: As applied to a Depositary Unit, the Limited Partner or Subsequent Transferee in whose name the Depositary Receipt evidencing such Depositary Unit is issued on the books of the Depositary or a Transfer Agent as of the close of business on a particular day; and as applied to a Unit that is not on deposit in the Deposit Account, the Person shown as the owner of such Unit on the records of the Partnership as of the close of business on a particular day.

         Registration Statement: The Registration Statement on Form S-4 to be filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Depositary Units pursuant to the Exchange, as the same may be amended from time to time.

         Residual Gain or Residual Loss: Any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to
Section 5.02(b) to eliminate Book-Tax Disparities.

         Section 754 Election: The election which may be made by the Partnership pursuant to Section 754 of the Code.

         Securities Act: The Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

         Subsequent Transferee: A Person to whom one or more Depositary Units have been transferred, by assignment of a Depositary Receipt or otherwise, in a manner permitted under this Agreement, but who has not been admitted to the Partnership as a Substituted Limited Partner with respect to such Depositary Units. The rights of any such Person in the Partnership with respect to Depositary Units for which such Person has not been admitted to the Partnership as a Substituted Limited Partner shall be limited to the right to freely transfer the Depositary Units held by such Person. Unless and until such Person executes and delivers a

Transfer Application to the Depositary, such Person will not become a Record Holder or a Substituted Limited Partner and will not be entitled to any of the rights to which Limited Partners or Record Holders are entitled under the Delaware Act or this Agreement.

         Substituted Limited Partner: A Person who is admitted to the Partnership as a Limited Partner in place of, and with all the rights of, a Limited Partner in accordance with Section 11.02.

         Termination Date: December 31, 2085.

         Transfer Agent: The Depositary or any bank, trust company or other Person (including the General Partner or any of its Affiliates) appointed by the General Partner from time to time, in its sole and absolute discretion, to act as transfer agent for Depositary Units.

         Transfer Application: An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument (A) upon the execution and submission of which a Non-Consenting Investor (in addition to the submission of his API Certificates or, in lieu thereof, his execution of a Lost Certificate Affidavit) or Subsequent Transferee requests the Depositary to recognize him as a Record Holder and (B) by which such a Non-Consenting Investor or Subsequent Transferee (i) requests admission to the Partnership as a Substituted Limited Partner, (ii) agrees to be bound by the terms and conditions of this Agreement and the Depositary Agreement, (iii) represents that he has the capacity and authority to enter into this Agreement and the Depositary Agreement, (iv) grants a power of attorney to the General Partner and (v) makes the consents and waivers contained herein.

         Unit: A Partnership Interest in the Partnership, other than the General Partner's Partnership Interest as a General Partner, acquired or issued pursuant to this Agreement, provided that each Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Record Holders as each other Unit (unless any class or series of Units issued pursuant to Section 4.05 shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Record Holders than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to Section 4.05 with respect to such class or series of Units).

         Unit Fraction: With respect to any Record Holder, a fraction, the numerator of which is the number of Depositary Units and held by such Record Holder as of the date of such determination and the denominator of which is the total number of Depositary Units and Units outstanding as of the date of such determination.

         Unit Price: Of a Depositary Unit, as of any date of determination: (i) if the Depositary Units are listed or admitted to trading on one or more National Securities Exchanges, the last reported sale price per Depositary Unit regular way or, in case no such reported sale takes place on any such day, the last reported bid price per Depositary Unit regular way, in either case on the principal National Securities Exchange on which the Depositary Units are listed or admitted to trading, on the date of determination; (ii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the closing bid price per Depositary Unit, on the date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

         Unrealized Gain: The excess, if any, of the fair market value of a Partnership Asset as of the date of determination over the Carrying Value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.08(d) as of such date).

         Unrealized Loss: The excess, if any, of the Carrying Value of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.08(d) as of such date).

                                   ARTICLE II

                    Formation; Name; Place of Business; Term

         2.01. Formation of Partnership: Certificate of Limited Partnership. The General Partner and the Organizational Limited Partner heretofore have formed and hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the ad-

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ministration and termination of the Partnership shall be governed by the
Delaware Act. In accordance with the Delaware Act, the General Partner has filed with the Secretary of State of the State of Delaware the Certificate of Limited Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Record Holders' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to The Certificate of Limited Partnership as may be required, either by the Delaware Act, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership pursuant to the Delaware Act. Subject to Section 8.02(b), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto or restatement thereof to any Record Holder.

         2.02. Name of Partnership. The name under which the Partnership shall conduct its business is American Real Estate Partners, L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner, in its sole and absolute discretion, except that such other name may not include the surname of any Record Holder unless such surname is also the name or surname of the General Partner. The General Partner promptly shall execute, file, and record any assumed or fictitious name certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business. The General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time.

         2.03. Place of Business. The principal place of business of the Partnership shall be located at such place or places within the United States as the General Partner shall, in its sole and absolute discretion, determine. The General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

         2.04. Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service

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of process on the Partnership in the State of Delaware at such address shall be
The Corporation Trust Company.

         2.05. Term. The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Secretary of State of the State of Delaware pursuant to Section 2.01 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XIII.

                                   ARTICLE III

                          Purposes; Nature of Business

         3.01. Purposes and Business. The purposes of the Partnership shall be (a) to directly or indirectly invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate (including, without limitation, a limited partner interest in the Operating Partnership) and
(b) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes (including, without limitation, any transaction or activity outside the normal scope of the Partnership's business).

                                   ARTICLE IV

                                     Capital

         4.01. Capital Contributions of General Partner. From time to time, the General Partner shall make Capital Contributions to the Partnership, which contributions have an Agreed Value reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such contribution is subject when contributed, in an amount necessary to enable it at all times to maintain its aggregate Capital Contributions in an amount proportionally equal to its Percentage Interest in the Partnership.

         4.02. Capital Contribution of Organizational Limited Partner. Upon the formation of the Partnership, the Organizational Limited Partner made a Capital Contribution in the amount of Ninety-Nine Dollars ($99) in cash. Concurrently with the Closing, the Capital Contribution of the Organizational Limited Partner shall be returned, without interest, the Organizational Limited Partner shall withdraw from the Partnership, and the Organizational Limited Partner, as such, shall have no further rights, claims or interests as a Partner in and to the Partnership.

         4.03. Initial Capital Contributions. On the Closing Date, API Investors in API Partnerships that participate in the Exchange

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shall contribute to the Partnership the limited partner interests the Operating
Partnership received by them pursuant to the Merger. Each such API Investor who returns both an executed Consent Form and his API Certificates (or, in lieu thereof, executes the Lost Certificate Affidavit) in connection with the Exchange shall be deemed a Record Holder and shall be issued one (1) Unit for each limited partner interest in the Operating Partnership contributed to the Partnership pursuant to this Section 4.03, as described in the Registration Statement. Units issuable pursuant to the Exchange in respect of limited partner interests in the Operating Partnership owned by Non-Consenting Investors shall be issued to the Nominee to be held for the account of such Non-Consenting Investors subject to the terms of Section 11.01(b) hereof.

         4.04. Non-Assessability of Units. Each Unit shall be fully paid and nonassessable, and no Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee shall be required to make any additional Capital Contribution, except as provided in the Delaware Act.

         4.05.    Additional Issuance of Units: Additional Issuance of.
Securities.

         (a) In order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, to comply with any provision of the OLP Partnership Agreement or for any other Partnership purpose, the General Partner is authorized to cause the Partnership to issue Units or classes thereof in addition to those issued pursuant to Section 4.03 hereof from time to time to Partners or to other Persons and to admit them to the Partnership as Additional Limited Partners pursuant to Section 11.04 hereof, all without the consent or approval of the Record Holders or any percentage thereof. There shall be no limit on the number of Units that may be so issued. The Partnership may assume liabilities in connection with any such issuance. Subject to the provisions of
Section 4.05(c) hereof, the General Partner shall have sole and absolute discretion in determining the consideration and terms and conditions with respect to any future issuance of Units. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including, without limitation, amending this Agreement and complying with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Depositary Units are listed for trading.

         (b) Notwithstanding anything in this Agreement to the contrary, Units to be issued by the Partnership shall be issuable from time to time in one or more classes with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Units, all as shall be fixed by the General Partner in the exercise of its sole and absolute discretion, including, without limitation, (i) the allocation, for federal income and other tax purposes, to such class of Units of items of Partnership income, gain, loss, deduction and credit; (ii) the right of such class of Units to share in Partnership distributions; (iii) the rights of such class of Units upon dissolution and liquidation of the Partnership; (iv) whether such class of Units is redeemable by the Partnership and, if so, the price at, and the terms and conditions on, which such class of Units may be redeemed by the Partnership;
(v) whether such class of Units is issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such class of Units may be converted into any other class of Units; (vi) the terms and conditions of the issuance of such class of Units, the deposit of such class of Units with the Depositary, the issuance of Depositary Receipts in respect thereof, and all other matters relating to the assignment thereof; and (vii) the rights of such class of Units to vote on matters relating to the Partnership and this Agreement. Upon the issuance of any class of Units, the General Partner (pursuant to the General Partner's powers of attorney from the Record Holders), without the approval at the time of any Record Holder (each Person accepting Units being deemed to approve of such amendment) may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and such other documents as may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such class of Units and the relative rights and preferences of such class of Units as to the matters set forth in the preceding sentence. The General Partner is also authorized to cause the issuance of any other type of security of the Partnership from time to time to Partners or other Persons on terms and conditions established in the sole and absolute discretion of the General Partner. Such securities may include, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class of Units that may be issued by the Partnership, options, rights or warrants to purchase any such class of Units or any combination of any of the foregoing.

         (c) The General Partner or any Affiliate of the General Partner may, but shall not be obligated to, make contributions to the Partnership in exchange for Units, provided that the number of Units issued in exchange for any such contribution shall not exceed the Agreed Value of the contribution reduced by any indebtedness either assumed by the Partnership upon such contributions or to which such property is subject when contributed, divided by the average closing Unit Price for the twenty (20) trading days immediately preceding such contribution.

         4.06.    Splits and Combinations.

         (a)      The General Partner, in its sole and absolute discretion, may
(i) make a distribution in Units to all Record Holders or (ii) effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Record Holder shall, subject to Section 4.06(d), have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

         (b) Whenever such a distribution, subdivision, or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten (10) days prior to the date of such notice.

         (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates or Depositary Receipts, as the case may be, to be issued to the Record Holders as of the applicable Record Date representing the new number of Units or Depositary Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units outstanding, the General Partner may require, as a condition to the delivery to a Record Holder of such new Certificate or Depositary Receipt, the surrender of any Certificate or Depositary Receipt representing the Units held by such Record Holder immediately prior to such Record Date.

         (d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.05 and this
Section 4.06(d), each fractional Unit shall be rounded to the nearest whole
Unit.

         4.07. No Preemptive Rights. Neither the General Partner nor any Record Holder shall have any preemptive right with respect to (a) additional Capital Contributions, (b) issuance or sale of Units, whether unissued, held in the treasury or hereafter created, (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Units or Units held in treasury, (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         4.08.    Capital Accounts.

         (a) A separate Capital Account shall be established and maintained for the General Partner and each Record Holder. The Capital Account of the General Partner and each Record Holder shall be credited with the cash and the Agreed Value of any property, contractual rights or other non-cash consideration (net of liabilities assumed by the Partnership and liabilities to which the contributed property is subject) contributed or deemed contributed to the Partnership by such General Partner or Record Holder, plus all income, gain, or profits of the Partnership computed in accordance with Section 4.08(b) and allocated to such General Partner or Record Holder pursuant to Section 5.01, and shall be debited with the sum of (i) all losses or deductions of the Partnership computed in accordance with Section 4.08(b) and allocated to such General Partner or Record Holder, pursuant to Section 5.01, (ii) such General Partner's or Record Holder's distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (including expenditures made in respect of the offering and sale of Units that are not depreciable, deductible or amortizable for federal income tax purposes), and (iii) all cash and the fair market value of any property (net of liabilities assumed by such General Partner or Record Holder and liabilities to which such property is subject) distributed or deemed distributed by the Partnership to such General Partner or Record Holder. Notwithstanding anything to the contrary contained herein, the Capital Account of a General Partner or Record Holder shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv), as the same may be amended or revised hereafter. Any references in any Section or subsection of this Agreement to the Capital Account of a General Partner or Record Holder shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time.

         (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                  (i) In accordance with the requirements of Section 704(c) of the Code, any deductions for depreciation, cost recovery, amortization or expense in lieu of depreciation, attributable to a Contributed Property shall be determined as if the adjusted basis of the property on the date it was acquired by the Partnership was equal to the Agreed Value of such Partnership Asset as of such date. Upon an adjustment pursuant to Section 4.08(d)(i) to the Carrying Value of any Partnership Asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Asset shall be determined as if the adjusted basis of such Asset was equal to the Carrying Value of such Asset immediately following such adjustment.

                  (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership Asset shall be determined by the Partnership as if the adjusted basis of such Partnership Asset as of such date of disposition was equal to the amount of the Carrying Value of such Partnership Asset as of such date;

                  (iii) The computation of all items of income, gain, loss, and deduction shall be made without regard to the Section 754 Election; and

                  (iv) For purposes of the application of the provisions of this Section 4.08, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by the Operating Partnership.

         (c) In general, any Substituted Limited Partner shall succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership Assets shall be deemed to have been distributed in liquidation of the Partnership to the General Partner and the Record Holders (including the Substituted Limited Partners) and deemed reconstibuted by such General Partner, the Record Holders and Substituted Limited Partners in reconstitution of the Partnership. The Capital Accounts of the reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.08.

         (d) (i) Upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.05, the Capital Accounts of the General Partner and the Record Holders and the Carrying Values of all Partnership Assets shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized

Loss attributable to each Partnership Asset (as if such Unrealized or Urealized Loss had been recognized upon an actual sale of each such Partnership Asset, immediately prior to such issuance, and had been allocated to the General Partner and the Record Holders, at such time, pursuant to Section 5.01). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined (1) first, by multiplying the number of Units outstanding, as of the date of determination, by the Unit Price of a Unit determined as of such date, (2) second, by dividing the value determined under clause (1) by 99%, and (3) third, by adding to the value determined under clause
(2) the amount of any Partnership indebtedness as of the date of determination.

         (ii) Immediately prior to an actual distribution of any Partnership Asset, the Capital Accounts of the General Partner and the Record Holders and the Carrying Values of all Partnership Assets shall be adjusted (consistent with the provisions hereof and of Section 704 of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each Partnership Asset, immediately prior to such distribution, and had been allocated to the General Partner and the Record Holders, at such time, pursuant to Section 5.01). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

         4.09.    Negative Capital Accounts.

         (a) Except to the extent provided in Section 4.09(b), neither the General Partner nor any Record Holder shall be required to pay to the Partnership or to any other General Partner or Record Holder any deficit or negative balance which may exist from time to time in such General Partner's or Record Holder's Capital Account.

         (b) Notwithstanding the foregoing, on the dissolution and termination of the Partnership, if the General Partner shall have a deficit or negative balance in its Capital Account following the payment of the Capital Contribution provided for in Section 4.01 and the allocation of all income and loss from Capital Transactions pursuant to Section 5.02, then the General Partner shall be required to pay the lesser of (i) the amount of such deficit or negative balance or (ii) the excess of one and one-hundredth percent (1.01%) of the Capital Contributions of the Record Holders over the Capital Contribution of the General Partner to the Partnership. After the payment of any remaining debts and liabilities of the Partnership as provided for in sections 5.02 and 13.05, any such amount paid to the Partnership be distributed to the Partners and Record Holders in accordance with their respective positive Capital Account balances, as provided for in Section 5.03.

         4.10. No Interest on Amounts in Capital Accounts. Neither the General Partner nor any Record Holder shall be entitled to receive any interest on its outstanding Capital Account balance.

         4.11. Loans by the General Partner and Record Holders. Loans by the General Partner or Record Holders to the Partnership shall not be considered Capital Contributions. If the General Partner or a Record Holder shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such General Partner or Record Holder or entitle such General Partner or Record Holder to any increase in its Percentage Interest (as defined in Article V). The amounts of any such advances shall be a debt of the Partnership to such General Partner or Record Holder and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

         4.12. Liability of Record Holders. Except as provided in the Delaware Act, none of the Record Holders shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership.

                                    ARTICLE V

                  Allocations of Income and Loss; Distributions

         5.01. Capital Account Allocations. For purposes of maintaining the Capital Accounts and determining the rights of the General Partner and the Record Holders among themselves, each item of income, gain, loss and deduction shall be allocated among the General Partner and the Record Holders in the following manner:

                  (a) Except as otherwise provided in this Section 5.01, all items of income, gain, loss and deduction of the Partnership, computed in accordance with Section 4.08(b), and any income of the Partnership described in Section 705(a)(1)(B) of the Code shall be allocated to the General Partner and the Record Holders in accordance with their respective Percentage Interests.

                  (b) In the event the General Partner or a Record Holder receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5)

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

         or (6), such General Partner or Record Holder shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate, as quickly as possible, any deficit balance in such General Partner's or Record Holder's Capital Account created by such adjustment, allocation or distribution. This Section 5.01(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

                  (c) If the Capital Account of the General Partner or a Record Holder has a deficit balance resulting in whole or in part from allocations of loss or deduction attributable to nonrecourse debt that is secured by Partnership Assets, which deficit balance exceeds such General Partner's or Record Holder's share of Minimum Gain (as defined below), then such General Partner or Record Holder shall first be allocated items of income and gain in the amount and in the proportions needed to eliminate such excess as quickly as possible. For purposes of this Section 5.01(c), "minimum gain" means the excess of the outstanding principal balance of nonrecourse debt that is secured by Partnership Assets over the Partnership's adjusted tax basis of such Assets. This Section 5.01(c) is intended to comply with the requirements of Treasury Regulation Section 1.704-1(b)(4)(iv).

                  (d) To preserve the uniformity of Units, the General Partner shall have sole discretion in conjunction with Section 5.02(g) to make special allocations of income or deductions. The General Partner may make such allocations only if they would not have a material adverse effect on the Record Holders and if they are consistent with, and supportable under, the principles of Section 704 of the Code.

         5.02. Tax Allocations. For federal income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the General Partner and the Record Holders in the following manner:

                  (a) Except as otherwise provided in this Section 5.02, all such items of income, gain, loss and deduction of the Partnership shall be allocated to the General Partner and the Record Holders in accordance with their Percentage Interests.

                  (b) In the case of a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the General Partner and the Record Holders as follows:

                           (1) In the case of a Contributed Property, such items shall be allocated among the General Partner and the Record Holders in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities. Except as otherwise provided in Section 5.02(c) and 5.02(d) below, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the General Partner and the Record Holders in accordance with their Percentage Interests;

                                    (2)      In the case of an Adjusted
                  Property, such items shall (a) first, be allocated among the General Partner and the Record Holders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.08(d)(i) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the General Partner and the Record Holders in a manner consistent with the first sentence of paragraph (b) (1) above. Except as otherwise provided in Sections 5.02(c) and 5.02(d) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the General Partner and the Record Holders in accordance with the provisions of Section 5.02(a).

         (c) If the General Partner or a Record Holder receives any adjustments, allocations or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such General Partner or Record Holder in an amount and manner consistent with the allocation of income and gain pursuant to
Section 5.01(b).

         (d) If the General Partner's or a Record Holder's Capital Account has a deficit balance as described in Section 5.01(c), items of income and gain of the Partnership shall be allocated to such General Partner or Record. Holder in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.01(c).

         (e) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership Assets, the amount of any gain from such disposition allocated to (or recognized by) the General Partner or a Record Holder (or its successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such General Partner or Record Holder has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

         (f) All items of income, gain, loss, deduction and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the General Partner and the Record Holders in accordance with the provisions hereof shall be determined without regard to the Section 754 Election which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only the General Partner and the Record Holders recognizing gain on Partnership distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership Assets resulting from the Section 754 Election.

         (g) It is intended that the allocations prescribed in Sections 5.02(b)(l) and (b)(2) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein, to the extent reasonably possible without causing Units to lack uniform characteristics for federal income tax purposes. If uniformity of the Units cannot be preserved by application of Sections 5.02(b)(l) and
(b)(2), then the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction and (iii) amend the provisions of this Agreement as appropriate (a) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code, or (b) otherwise to preserve the uniformity of Units issued or sold from time to time; provided, however, that the General Partner may adopt such conventions, make such allocations or amend this Agreement as provided in this Section 5.02(g) only if the same would not have a material adverse effect on the Limited Partners and if such allocations are consistent with and supportable under the principles of Section 704 of the Code.

         (h)      For purposes of the interpretation and application of this
Article V, the Partnership shall be treated as owning its proportionate share of all properties owned by the Operating Partnership.

5.03.    Distributions of Cash Flow and Capital Proceeds.

         (a) Cash Flow of the Partnership for each Fiscal Year or portion thereof shall be distributed quarter-annually, or at any other time to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to Record Holders on the Record Date or Record Dates established for such distribution, in the following order of priority:

                  (i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership;

                  (iii) the balance, if any, to the General Partner and the Record Holders, pro rata, in accordance with their respective Percentage Interests.

         (b) If distributed, proceeds of Capital Transactions, other than on liquidation or dissolution of the Partnership, shall be distributed as follows:

                  (i) first, to discharge (to the extent required by any lender or creditor other than any Partner in its capacity as such) debts and obligations of the Partnership which are then due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future contingent or unforeseen liabilities or obligations of the Partnership;

                  (iii) the balance, if any, to the. General Partner and the Record Holders in accordance with their respective Percentage Interests.

         (c) The General Partner shall convert all non-cash assets of the Partnership to cash before any distribution upon liquidation or dissolution of the Partnership. Distribution of proceeds on liquidation or dissolution of the Partnership, and any other remaining assets of the Partnership to be distributed to the General Partner and the Record Holders in connection with the dissolution and liquidation of the Partnership pursuant to Article XIII, shall be made as follows:

                  (i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership; and

                  (iii) next, pro rata in accordance with and to the extent of the positive balances in the General Partner's and Record Holders' respective Capital Accounts.

         (d) At the General Partner's election, exercisable in its sole discretion, each quarterly distribution made pursuant to Section 5.03(a) hereof may be allocated monthly among the General Partner and the Record Holders of record as of the last day of each month during the quarter in respect of which such quarterly distribution is made; provided, however, that no such allocation shall be made unless the General Partner concludes, in its sole discretion, that such monthly allocation convention does not result in a material adverse effect to the Record Holders, taken as a whole. For all purposes of this Agreement, any Partner's allocable share of the aggregate amount withheld from any distribution hereunder in respect of state income taxes paid or payable by the Partnership on behalf of such Partner shall be treated as having been distributed to such Partner.

         5.04. Distributions and Allocations of Income and Loss With Respect to Interests Transferred.

         (a) Distributions of Partnership Assets (including cash) in respect of a Unit or Depositary Unit shall be made only to the Person who, according to the books and records of the Partnership and the Depositary, is the Record Holder of such Unit or Depositary Unit in respect of which such distribution is being made on the Record Date for such distribution.

         (b) Each item of Partnership income, gain, loss and deduction shall, for federal income tax purposes, be determined on an annual basis (or other basis as required or permitted by Section 706 of the Code), apportioned equally among the constituent calendar months, and allocated to the General Partner and the Record Holders in accordance with their Percentage Interests as of the last day of the month; provided, however, that gain or loss from a Capital Transaction shall (subject to the provisions of Section 5.02(b) hereof) be allocated to the General Partner and the Record Holders as of the last day of the calendar month in which the Capital Transaction giving rise to such gain or loss occurred; provided, further, however, that, if gain from a Capital Transaction is recognized by the Partnership over more than one calendar year, gain recognized by the Partnership in years subsequent to the year in which the Capital Transaction occurred shall be allocated in the same manner as income of the Partnership is allocated in such year pursuant to the first sentence of this subparagraph (b). The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it deems necessary to the extent permitted by
Section 706 of the Code and regulations rulings promulgated thereunder.

         (c) The General Partner shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 5.04, whether or not the General Partner has knowledge or notice of any transfer or purported transfer of ownership of any Unit.

                                   ARTICLE VI

                                   Management

         6.01. Management and Control of Partnership. Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article VII), the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as the General Partner, in its sole and absolute discretion, shall deem to be reasonably required for the operation thereof. No Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

         6.02. Powers of General Partner. Subject to Section 6.08, the General Partner (acting on behalf of and at the expense of the Partnership) shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a limited partnership may engage under the Delaware Act, subject to the provisions of Section 3.01 hereof. The expression of any power, authority or right of the General Partner in this Agreement shall not limit or exclude any other power, authority or right which is not specifically or expressly set forth in this Agreement or the Delaware Act.

         6.03. Purchase or Sale of Units. The General Partner may, on behalf of and for the account of the Partnership, at such times and on such terms as the General Partner, in its sole and absolute discretion, deems to be in the best interests of the Partnership, the Limited Partners, Record Holders, Non-Consenting Investors and Subsequent Transferees, purchase or otherwise acquire Units or Depositary Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units and Depositary Units. So long as such Units or Depositary Units shall be held by or on behalf of the Partnership, such Units or Depositary Units shall not be considered outstanding for any purpose. In addition to the foregoing, the General Partner and its Affiliates also may purchase or otherwise acquire Units or Depositary Units for their own account and may, subject to the provisions of Sections 10.03 and 10.04, sell or otherwise dispose of such Units or Depositary Units.

         6.04. Compensation Plans. In addition to the Unit Option Plan described in the Registration Statement, the General Partner shall have the power and authority to cause the Partnership to pay pensions, and establish and carry out pension, profit- sharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for the General Partner, employees of the General Partner or the Partnership, and any partner, director or officer of the General Partner, including plans, trusts and provisions which may provide for the ownership, acquisition, holding or disposition of Units or any other securities of the Partnership, and to the full extent permitted by law the General Partner may indemnify and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including, without limitation, health insurance, medical and dental reimbursement, life insurance, accident insurance, disability insurance and other plans, trusts or provisions.

         6.05. Distributions. The General Partner shall have the power and authority to cause the Partnership, from time to time and to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to distribute cash or Partnership Assets to the General Partner and the Record Holders in accordance with Article V. Nothing in this Agreement or this Section
6.05 shall serve as a limitation on the General Partner's right to retain or use Partnership Assets or the revenues of the Partnership as, in the sole and absolute discretion of the General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership, whether for operations, expansion, improvements, acquisitions or otherwise.

         6.06. Election to the Governed by Successor Limited Partnership Law. The General Partner may, in its sole and absolute discretion and without any vote or concurrence of the Record Holders, elect for the Partnership to be governed by any statutes adopted to succeed or replace the Delaware Act on or after the date any part of such successor or replacement statute takes effect and procure any permits, orders or approvals of any governmental authority in connection with such election.

         6.07. Operating Partnership. The General Partner, in its sole and absolute discretion, may cause the Operating Partnership to be dissolved or to be merged into, consolidated or combined with the Partnership without the need for any vote or consent by the Record Holders. Upon any such merger, consolidation or combination, the interests of the Limited Partners and Record Holders in the Partnership and the compensation and reimbursements to the General Partner shall be adjusted and this Agreement shall be amended without the need for any vote of the Record Holders to provide the same relative interests, compensation and reimbursements as they had in the Partnership and Operating Partnership, taken together, prior to such merger, consolidation or combination.

         6.08.    Restrictions on Authority of General Partner.

         (a) Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to cause the Partnership to terminate the Depositary Agreement unless such termination (i) is in connection with the Partnership entering into a similar agreement with another depositary selected by the General Partner, in its sole and absolute discretion, (ii) is as a result of the receipt of an opinion of counsel for the Partnership to the effect that such termination is necessary in order for the Partnership to avoid being treated as an association taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws, or (iii) is in connection with the dissolution of the Partnership pursuant to Article XIII.

         (b) Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to cause the Partnership, in its capacity as sole limited partner of the Operating Partnership, to consent to any proposal submitted for the approval of the limited partners of the Operating Partnership unless the Record Holders, pursuant to Section 14.11(b) hereof, vote to approve such proposal in at least the same percentage as is required by the OLP Partnership Agreement for the approval of such proposal by the limited partners of the Operating Partnership.

         6.09. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Record Holder hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and
(c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         6.10. Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Record Holder individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership or the General Partner, or of one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

         6.11. Other Business Activities of Partners. Any Partner, Record Holder or Affiliate thereof (including, without limitation, the General Partner and any of its Affiliates) may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication and/or development of real estate, and may compete, directly or indirectly, with the business of the Partnership. No Partner, Record Holder or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's, Record Holder's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the Partners or Record Holders shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

         6.12. Transactions with General Partner or Affiliates. In addition to transactions specifically contemplated by the terms and provisions of this Agreement, the Partnership is expressly permitted to enter into other transactions with the General Partner or any of its Affiliates, including, without limitation, buying and selling properties from or to the General Partner and any of its Affiliates and borrowing and lending money from or to the General Partner or any of its Affiliates, subject to the limitations contained in this Agreement, the Delaware Act and in the Registration Statement.

         6.13.    Audit Committee; Resolution of Conflicts of Interest.

         (a) On the Closing Date, the General Partner shall form an Audit Committee to be comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates other than as a director of the General Partner. The functions of the Audit Committee shall be: (i) to review the Partnership's financial and accounting policies and procedures; (ii) to review the results of any audits of the books and records of the Partnership made by the Accounting Firm or other outside auditors; (iii) to review the allocation of overhead expenses in connection with the reimbursement of the expenses of the General Partner pursuant to Section 7.01; (iv) to review any resolutions of conflicts of interest made by the General Partner pursuant to
Section 6.13(b); and (v) to review certain other determinations of the General Partner made pursuant to this Agreement.

         (b) Unless otherwise expressly provided in this Agreement, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, or any Record Holder, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, the Operating Partnership, or any Record Holder, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, and in the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

         (c) The Audit Committee shall periodically review any determinations of the General Partner made pursuant to Section 6.13(b).

         (d) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion", with "absolute discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Operating Partnership or the Record Holders, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein.

         6.14.    Liability of General Partner to Partnership and Limited
Partners.

         (a) The General Partner and its Affiliates and all partners, shareholders, directors, officers, employees or agents of the General Partner and its Affiliates shall not be liable (for monetary damages or otherwise) to the Partnership, the Limited Partners, the Record Holders, the Non-Consenting Investors or the Subsequent Transferees for errors in judgment or for breach of fiduciary duty as the General Partner of the Partnership or as a partner, shareholder, director, officer, employee or agent of the General Partner of the Partnership or any of its Affiliates, except for liability (i) for any breach of such Person's duty of loyalty to the Partnership, as such duty of loyalty may be set forth in or modified by this Agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which such Person has derived an improper benefit.

         (b) The General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder either directly or indirectly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         6.15.    Indemnification of General Partner and Affiliates.

         (a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, its Affiliates, and all officers, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs or the Exchange, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee or agent of the General Partner or of an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.15 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 6.15.

         (c) The indemnification provided by this Section 6.15 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Record Holders, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Exchange and the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Record Holders shall not be subject to personal liability by reason of these indemnification provisions.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 6.15 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

         6.16. No Management by Record Holders. No Record Holder (other than the General Partner or any agent or employee of the General Partner, in its capacity as such, if such Person shall also be a Record Holder) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Record Holders shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Record Holders shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules or regulations applicable to the Partnership, or to the sale or issuance of the Units in connection with the Exchange, require a Record Holder, or any group or class thereof, to have certain rights, options, privileges or consents not granted by the terms of this Agreement, then such Record Holders shall have and enjoy such rights, options, privileges and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Record Holders and the Partnership (as the sole limited partner of the Operating Partnership) under the Delaware Act or the applicable laws of any other jurisdiction.

         6.17 National Securities Exchange Listing. The General Partner shall have full power and authority on behalf of the Partnership to file all documents and instruments and to do all things necessary or advisable to list the Depositary Units for trading on a National Securities Exchange and to comply with any rule, regulation or guideline of any National Securities Exchange on which the Depositary Units are listed for trading.

         6.18.    Other Matters Concerning General Partner.

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

         (c) Anything in this Agreement to the contrary notwithstanding, the General Partner represents, covenants, warrants and agrees with the Record Holders and the Partnership as follows:

         (i) It shall not permit any Person who makes a non-recourse loan to the Partnership to acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a secured creditor; and fees, insurance brokerage commissions and real estate brokerage commissions.

         (ii) It shall not provide any Record Holder with any mandatory or discretionary right to purchase any type of security the General Partner or of Affiliates thereof in connection with such Record Holder's Partnership Interest.

         (d) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform, under the supervision of the General Partner, all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

                                   ARTICLE VII

                            Reimbursement of Expenses

         7.01.    Reimbursement of Expenses of General Partner.

         (a) The Partnership shall reimburse the General Partner for all expenses, disbursements and advances reasonably incurred by the General Partner in connection with the organization of the Partnership, the qualification of the Partnership and the General Partner to do business in any state in which the General Partner determines that such qualification is advisable, the registration of the Units under applicable federal and state securities laws in connection with the Exchange, the offering, sale and distribution of the Units pursuant to the Exchange and the listing of the Depositary Units on a National Securities Exchange.

         (b) The Partnership shall reimburse the General Partner for all allocable direct and indirect overhead expenses, including, without limitation, salaries and rent, incurred by the General Partner in connection with its conduct of the business and affairs of the Partnership. Such allocations shall be subject to periodic review by the Audit Committee.

         7.02. Remuneration of General Partner and Affiliates. It is hereby acknowledged by the parties hereto that the Operating Partnership shall pay to the General Partner and its Affiliates certain forms of compensation and fees. Such compensation and fees are described with more particularity in the OLP Partnership Agreement or the Registration Statement and include soliciting dealer fees, property management fees, reinvestment incentive fees, insurance brokerage commissions and real estate brokerage commissions.

                                  ARTICLE VIII

                        Bank Accounts; Books and Records;
                        Fiscal Year; Reports; Tax Matters

         8.01. Bank Accounts. All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks or other financial institutions as shall be designated by the General Partner from time to time, and the General Partner shall arrange for the appropriate conduct of any such account or accounts. The General Partner shall not permit funds of the Partnership to be commingled with funds of the General Partner, any Affiliate of the General Partner, or any other Person; provided, however, that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant. The General Partner may use the funds of the Partnership as compensating balances for its benefit, provided that such funds do not directly or indirectly secure, and are not otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any director, officer, partner, employee or Affiliate thereof.

         8.02.    Books and Records.

         (a) The General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its sole and absolute discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law.

         (b) Except for information kept confidential by the General Partner pursuant to Section 8.02(c), all books, records, reports and accounts of the Partnership shall be open to inspection by any Record Holder or duly authorized representatives of such Record Holder on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the Person's interest as a Record Holder, as the case may be, and such Person or its representatives at its expense shall have the further right to make copies or excerpts therefrom. Record Holders may request an accounting of Partnership affairs whenever circumstances render it just and reasonable, but the cost of furnishing of such information or conducting such accounting shall be at such Person's expense. None of the Record Holders or their representatives shall divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership. A copy of the list of names and addresses of all Record Holders shall be furnished to any Partner, Record Holder or their representatives upon request in person or by mail to the General Partner. The Person requesting such list shall pay the cost of copying the list and mailing before the list is delivered.

         (c) Anything in this Section 8.02 to the contrary notwithstanding, the General Partner may keep confidential from the Record Holders, and each Record Holder's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

         8.03. Fiscal Year. The Fiscal Year of the Partnership for financial and federal, state, and local income tax purposes initially shall be the calendar year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Record Holders within thirty (30) days after the occurrence thereof.

         8.04.    Reports.

         (a) The General Partner shall use its best efforts to prepare and furnish within ninety (90) days after the close of the calendar year to each Person who was a Record Holder on the last day of any month during the Fiscal Year the information necessary for the preparation of such Person's United States federal income tax return and any United States or state income tax returns or the tax returns of any other jurisdiction required of such Person as a result of the operations of the Partnership. The Record Holders agree to furnish the General Partner with such information as may be necessary or helpful in preparing the tax returns or other filings of the Partnership.

         (b) As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Fiscal Year, the General Partner shall mail or deliver to each Record Holder as of the last day of that Fiscal Year reports containing financial statements of the Partnership for such Fiscal Year, including a balance sheet, statements of operations, changes in Partners' equity and changes in financial position. Such statements are to be prepared in accordance with generally accepted accounting principles and audited and certified by the Accounting Firm.

         (c) After the close of each fiscal quarter, except the last fiscal quarter of each Fiscal Year, the General Partner shall mail or otherwise furnish to each Record Holder as of the last day of such fiscal quarter a quarterly report for the fiscal quarter containing such financial and other information as the General Partner deems appropriate.

         (d) The General Partner shall provide to the Record Holders such other reports and information concerning the business and affairs of the Partnership (i) as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in this Agreement, as may be specifically required by the Delaware Act or by any other law or any regulation of any regulatory body applicable to the Partnership.

         (e) The General Partner shall provide any of the reports or other information referred to in this Section 8.04 to such federal, state or local governments, governmental agencies or other regulatory entities as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

         8.05. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

         8.06. Where Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.

         8.07. Preparation of Tax Returns. The General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions, and losses necessary for federal and state income tax purposes. The classification, realization and recognition of income, gains, losses and deductions and other items of the Partnership shall be on the accrual method of accounting for federal income tax purposes.

         8.08. Tax Elections. Except as otherwise specifically provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available income tax election. The General Partner shall cause the Partnership to make the Section 754 Election in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the interests of the Record Holders; provided, however, that the General Partner shall not seek to revoke any such election unless the General Partner has received an opinion of counsel for the Partnership to the effect that such revocation would not cause (a) the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership and (b) the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         8.09. Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the "tax matters partner" (as defined in Section 6231 of the Code) of the Partnership and is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership, by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Record Holder agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in connection with the conduct of all such proceedings.

         8.10. Taxation as a Partnership. No election shall be made by the Partnership, the General Partner, any Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws.

         8.11. Determination of Adjusted Basis in Connection with Section 754 Election. In determining adjustments to the General Partner's or a Record Holder's proportional share of the adjusted basis of Partnership Assets in connection with the Section 754 Election, the General Partner, for purposes of accounting simplicity, shall treat each General Partner or Record Holder who acquires one or more Units or Depositary Units at any time during a calendar month as having acquired all such Units or Depositary Units on the last day of such calendar month at a price equal to the lowest Unit Price of the Units or Depositary Units during such month, irrespective of the date on or price at which such Units or Depositary Units actually were acquired by such General Partner or

Record Holder during such month. The General Partner shall be authorized to alter these accounting conventions to conform with any regulations issued by the Treasury Department or rulings or advice of the Internal Revenue Service, as the General Partner shall determine necessary or appropriate. To the extent the General Partner is required to determine the adjusted basis of any Partnership Assets with respect to which the Code requires that records of such adjusted basis be kept and maintained by the Record Holders, the General Partner may request information regarding such adjusted basis from such Record Holders, in writing, and such Record Holders shall furnish such information to the General Partner within thirty (30) calendar days after such request is mailed by the General Partner.

         8.12.    FIRPTA and State Income Tax Withholding.

         (a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Sections 1445 and 1446 of the Code with regard to
(i) the sale of "United States real property interests" (as defined in the Code), (ii) the distribution of cash or property to the General Partner or any Record Holder who is a "foreign person" (as defined in Treasury Regulation
Section 1.1445-2T(b)(2)(i)(c)) or (iii) the transfer of Units or Depositary
Units.

         (b) In its sole and absolute discretion and as provided for in Treasury Regulations under Sections 1445 and 1446 of the Code, the General Partner may elect to withhold a portion of any distributions made to the General Partner and any Record Holder who are "foreign persons" or who fail to provide to the Partnership an appropriate certificate in accordance with the applicable provisions of such Treasury Regulations. In addition, the General Partner may elect, in its sole and absolute discretion, to withhold from amounts distributable to the General Partner and any Record Holder, portions of such amounts in respect of any state income tax payable in respect of such Partner's allocable share of the Partnership's taxable income.

         8.13. Loss of Partnership Status. In the event that the General Partner at any time shall determine that the Partnership does not qualify, or no longer will qualify, as a partnership for federal income tax purposes, then the General Partner shall have the right, but not the obligation, without the consent of the Record Holders, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the Record Holders in connection therewith or as a result thereof, including, without limitation to cause the Partnership to be reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.

         8.14. Opinions Regarding Taxation. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an opinion of counsel for the Partnership to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes.

                                   ARTICLE IX

          Issuance and Deposit of Certificates of Partnership Interest

         9.01. Issuance of Certificates. On the Closing Date, the General Partner shall cause the Partnership to issue one or more Certificates evidencing the aggregate whole number of Units to which the API Investors in API Partnerships that participate in the Exchange are entitled to be issued pursuant to the Exchange and shall deposit such Certificate(s) with the Depositary and cause the Depositary to issue Depositary Units as specified in the Merger Agreements. Such Certificates shall be substantially in the form attached hereto as Exhibit A. Upon the issuance of Units to Additional Limited Partners pursuant to Section 4.05, the General Partner shall cause the Partnership to issue one or more Certificates representing in the aggregate the whole number of units to be so issued to each such Additional Limited Partner. Upon the transfer of a Unit in accordance with Article X, the General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the General Partner shall establish. The Certificates issued pursuant to this Section 9.01 shall, upon issuance, be deposited with the Depositary pursuant to the Depositary Agreement, and the Depositary will issue Depositary Receipts for the Depositary Units represented thereby.

         9.02. Lost, Stolen, Destroyed or Mutilated Certificates or Depositary Receipts. The Partnership shall issue or cause to be issued a new Certificate or Depositary Receipt in place of any Certificate or Depositary Receipt previously issued if the Record Holder of such Certificate or Depositary
Receipt:

         (a) makes proof, in form and substance satisfactory to the General Partner, of the loss, theft or destruction, and of such Record Holder's ownership, of such previously issued Certificate or Depositary Receipt;

         (b)      surrenders any mutilated Certificate or Depositary Receipt;

         (c) requests the issuance of a new Certificate or Depositary Receipt before the Partnership has notice that such previously issued Certificate or Depositary Receipt has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

         (d) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open penalty, as the General Partner may direct, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, theft, destruction or mutilation of such previously issued Certificate or Depositary Receipt; and

         (e) satisfies any other reasonable requirements imposed by the General Partner.

         When a previously issued Certificate or Depositary Receipt has been lost, stolen, destroyed or mutilated and the Record Holder fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Certificate or Depositary Receipt is registered before such Partnership receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the Depositary or any Transfer Agent with respect to such transfer or for a new Certificate or Depositary Receipt.

         9.03. Record Holder. The Partnership shall be entitled to treat each Record Holder as the beneficial owner of any Units, Depositary Units or other securities of the Partnership, as the case may be, and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to such Units, Depositary Units or other securities of the Partnership on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by this Agreement or required by law or any applicable rule, regulation, guideline, or requirement of any National Securities Exchange on which the Units, Depositary Units or other securities of the Partnership are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, Depositary Units or other securities of the Partnership, as between the Person and such representative Persons, such representative Persons (a) shall be the Record

Holder with respect to such Units, Depositary Units or other securities of the Partnership, (b) must execute a Transfer Application and (c) shall be bound by the Partnership Agreement and shall have the obligations of a Record Holder hereunder and as provided for herein.

                                    ARTICLE X

                         Transfer of Interests and Units

         10.01.   Transfer.

         (a) The term "transfer," when used in this Article X with respect to a Partnership Interest or Unit, shall be deemed to refer to a transaction by which the Record Holder of a Unit assigns the Partnership Interest evidenced thereby to another Person as Subsequent Transferee and includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition.

         (b) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article X. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article X shall be null and void.

         10.02.   Transfers of Interest of General Partner.

         (a) Prior to the tenth anniversary of the Closing Date, the General Partner is prohibited from transferring its Partnership Interest as a General Partner to any Person other than an Affiliate of the General Partner. If, after the tenth anniversary of the Closing Date, the General Partner desires to sell or transfer all or any portion of the General Partner's Partnership Interest as a General Partner to a Person who is not a General Partner, such transfer shall be permitted if (and only if):

                  (i) such transfer and the admission of the transferee as a general partner of the Partnership is approved by a Majority Interest, unless the transferee is an Affiliate of the transferring General Partner, in which case no such approval of the Record Holders shall be required unless provided for in the Delaware Act.

                  (ii) the transferee consents to be bound by this Agreement and has the necessary legal authority to act as a general partner of a partnership; and

                  (iii) the Partnership receives an opinion of counsel that such transfer and admission (A) would not cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner or the Operating Partnership and (B) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         (b) Neither Section 10.01(a) nor any other provision of this Agreement shall be construed to prevent (and each Partner, by requesting and being granted admission to the Partnership, is deemed to consent to):

                  (i) the transfer by any corporate General Partner of such corporate General Partner's Partnership Interest as a General Partner upon its merger or consolidation with another Person or the transfer by it of all or substantially all of its assets to another Person, provided such Person (A) has a net worth not less than that of the General Partner, (B) accepts and agrees to be bound by the terms and conditions of this Agreement and (C) furnishes to the Partnership an opinion of counsel to the effect that such merger, consolidation, transfer or assumption (1) would not cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership and (2) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

                  (ii) the transfer by the General Partner of all or any part of its interest in items of Partnership income, gains, losses, deduction, credits, distributions or surplus; or

                  (iii) the General Partner's mortgaging, pledging, hypothecating or granting a security interest in all or any part of its Partnership Interest as a General Partner as collateral for a loan or loans.

         10.03. Transfer of Units. Units that are not on deposit in the Deposit Account are not transferable except upon death, by operation of law, by transfer to the General Partner for the account of the Partnership or to the Depositary for deposit in the Deposit Account; provided, however, that the General Partner and its Affiliates may, without restriction, transfer between or among themselves Units that are not on deposit in the Deposit Account.

         10.04.   Transfer of Depositary Units.

         (a) Except as specifically provided in Section 10.03, the Partnership shall not recognize any transfer of Units or interests herein except by a transfer of Depositary Units. Depositary units may be transferred only in the manner provided in and subject to the conditions set forth in the Depositary Agreement.

         (b) No transfer of Depositary Units shall be recorded or otherwise recognized by the Partnership or the Depositary unless and until the Subsequent Transferee of such Depositary Units shall execute and deliver a Transfer Application to the Depositary. By executing and delivering a Transfer Application to the Depositary, a Subsequent Transferee shall be deemed (i) to have applied to be admitted to the Partnership as a Substituted Limited Partner pursuant to Article XI with respect to the Depositary Units transferred, (ii) to have agreed to comply with and be bound by this Agreement, whether or not such Subsequent Transferee is admitted as a Substituted Limited Partner with respect to the Depositary Units transferred, and to execute any document that the General Partner may reasonably require to be executed in connection with such transfer or with the admission of such Subsequent Transferee as a Substituted Limited Partner pursuant to Article XI with respect to the Depositary Units transferred, (iii) to have granted to the General Partner and authorized officers and attorneys-in-fact of the General Partner the powers of attorney provided for in Article XV of this Agreement and the Depositary Agreement and
(iv) to have made the waivers and given the approvals contained in this Agreement and the Depositary Agreement. A transferor of Depositary Units shall have no duty or obligation to ensure the execution and delivery of a Transfer Application by a Subsequent Transferee and shall not be liable to such Subsequent Transferee if such Subsequent Transferee neglects or determines not to execute and deliver a Transfer Application to the Depositary. After executing and delivering a Transfer Application to the Depositary and pending admission as a Substituted Limited Partner pursuant to Article XI with respect to Depositary Units transferred pursuant to this Section 10.04, the Subsequent Transferee of one or more such Depositary Units transferred pursuant to this Section 10.04 shall be a Record Holder in respect of such Depositary Units and shall be entitled to all rights of assignees under the Delaware Act and all rights of Record Holders under this Agreement, whether or not such Subsequent Transferee is a Limited Partner with respect to other Depositary Units or Units.

         (c) Each distribution in respect of a Depositary Unit (or a Unit withdrawn from the Deposit Account) shall be paid by the Partnership, directly or through the Depositary or through any other person or agent, only to the Record Holder of such Depositary Unit (or such Unit withdrawn from the Deposit Account) as of the Record Date or Record Dates set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in or with respect to such payment by reason of any assignment or otherwise.

         (d) Notwithstanding anything to the contrary herein, the Partnership shall not recognize for any purpose any purported transfer by a Record Holder of all or any part of a Depositary Unit held by such Record Holder until the Partnership shall have received (A) the written advice by the Depositary of the transfer of the Depositary Receipts evidencing such Depositary Units or (B) in the case of Depositary Units held by the same nominee for the transferor and the transferee, the receipt of written notification in accordance with Section 16.02 hereof from the nominee holder of the date of the transfer of such Depositary Units.

         (e) Any holder of a Unit or a Depositary Receipt (including a Subsequent Transferee thereof) conclusively shall be deemed, by acceptance of such Unit or Depositary Receipt, to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application. A request by any broker, dealer, bank, trust company, clearing corporation or nominee holder to register transfer of a Depositary Unit, however signed (including by any stamp, mark or symbol executed or adopted with intent to authenticate the Depositary Receipt), shall be deemed to be an execution of a Transfer Application by and on behalf of the beneficial owner of such Depositary Unit.

                                   ARTICLE XI

                              Admission of Partners

         11.01.   Admission of Limited Partners.

         (a) On the Closing Date, the General Partner shall admit to the Partnership as Record Holders all those Persons to whom Units are issued in accordance with Section 4.03 hereof. Each such party shall be deemed to execute a counterpart of this Agreement (either individually or by its attorney or agent) by signing the Consent Form and thereby agree to be bound by the terms of this Agreement.

         (b) A Non-Consenting Investor shall neither become a Record Holder with respect to Units issued to the Nominee in respect of such Non-Consenting Investor's interests in the API Partnerships nor be admitted to the Partnership as a Substituted Limited Partner in respect of such Units until such Non-Consenting Investor has delivered to the Depositary (i) a duly executed Transfer Application and (ii) to the extent not theretofore delivered pursuant to the Exchange, all API Certificates, or, if such certificates are lost or misplaced or have been destroyed or mutilated, an executed Lost Certificate Affidavit. Upon compliance with the preceding sentence, the Depositary shall take such actions as may be appropriate to cause such Non-Consenting Investor to become a Record Holder and be admitted as a Substituted Limited Partner with respect to Units held by the Nominee for the account of such Non-Consenting Investor.

         11.02.   Admission of Substituted Limited Partners.

         (a)      Upon a transfer of a Depositary Unit in accordance with
Article X, the transferor shall, subject to the provisions of Section I0.04(d), have the power to give, and by transfer of a Depositary Unit, shall be deemed to have given, the Subsequent Transferee of such Person's Depositary Unit the right to apply to become a Substituted Limited Partner with respect to the Depositary Unit acquired, subject to the conditions of and in the manner permitted under this Agreement. Subject to the foregoing, each Subsequent Transferee of a Depositary Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Unit transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in
Section 10.04. A Subsequent Transferee of a Depositary Unit who does not execute and deliver a Transfer Application to the Depositary shall not be a Record Holder, shall not be admitted as a Substituted Limited Partner and shall only have the right to transfer or assign the Depositary Units held by him to a purchaser or other transferee. Such a Subsequent Transferee in addition shall not be entitled to receive distributions made by the Partnership pursuant to
Article V nor be entitled to vote on Partnership matters or any other rights to which Limited Partners are entitled under the Delaware Act or pursuant to this Agreement. After executing and delivering a Transfer Application to the Depositary and pending admission to the Partnership as a Substituted Limited Partner with respect to the Depositary Units transferred to him pursuant to
Section 10.04, a Subsequent Transferee shall be a Record Holder with respect to such Depositary Units and shall be entitled to all rights of assignees under the Delaware Act and all rights of Record Holders under this Agreement.

         (b) Under the terms of the Depositary Agreement, the Depositary is obligated to prepare as of the close of business on the last Business Day of each month, a list or other appropriate evidence of all transfers of Depositary Units registered by the Transfer Agent since the last Business Day of the preceding month (hereinafter called the "transfer record") and, as promptly as practicable after the last Business Day of each month, to submit transfer record to the General Partner. Within thirty (30) days after receipt of the transfer record by the General Partner the General Partner shall determine whether or not to admit as a Substituted Limited Partner any one or more of the Subsequent Transferees listed in such transfer record, and shall, if required, amend (or cause to be amended) this Agreement in accordance with Section 14.01 and shall prepare and record (or cause to be prepared and recorded) in such jurisdictions (if any) as shall be necessary, an amendment to the Certificate of Limited Partnership pursuant to Section 2.01, or to any other filing made in such jurisdiction, to reflect the admission as Substituted Limited Partners of those Subsequent Transferees that the General Partner, in its sole and absolute discretion, determines shall be admitted as Substituted Limited Partners.

         (c) Anything in this Section 11.02 to the contrary notwithstanding, no Person shall be admitted as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer without the written consent of the General Partner (whether or not such Record Holder is a Limited Partner with respect to other Units or Depositary Units), which consent may be withheld or granted in the sole and absolute discretion of the General Partner. Each Record Holder consents to the admission of each Substituted Limited Partner pursuant to the terms of this Agreement, and no further consent of the Record Holders, other than that of the General Partner as aforesaid, shall be required to effect such admission.

         (d) The admission of a Subsequent Transferee as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer shall become effective on the date that the General Partner gives its written consent to such admission and the name of such Subsequent Transferee is recorded on the books and records of the Partnership.

         (e) Any Record Holder who transfers all of his Depositary Units with respect to which he had been admitted as a Record Holder shall cease to be a Record Holder of the Partnership upon a transfer of such Depositary Units in accordance with Article X and shall have no further rights as a Record Holder in or with respect to the Partnership (whether or not the Subsequent Transferee of such former Record Holder is admitted to the Partnership as a Substituted Limited Partner).

         (f) No person shall be entitled to become a Substituted Limited Partner with respect to any Depositary Units except in accordance with this
Section 11.02.

         11.03. Admission of Successor General Partner. A successor General Partner selected pursuant to Sections 12.01 or 12.02 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section
10.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such successor General Partner and other required information, is filed pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be contemporaneous with the withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner, of all of the following:

         (a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

         (b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

         (c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

         (d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as the General Partner under this Agreement and applicable law.

         11.04. Admission of Additional Limited Partners. A Person who makes a Capital Contribution to the Partnership pursuant to Section 4.05 in return for the issuance of Units or other securities of the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XV, and (b) such other documents or instruments as may be required in order to effect his admission as a limited partner, and such admission shall become effective on the date that the General Partner determines, in its sole discretion, that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

                                   ARTICLE XII

                    Withdrawal or Removal of General Partner

         12.01.   Withdrawal of General Partner.

         (a) The General Partner shall not withdraw as the general partner in the Partnership and transfer its Partnership Interest to any Person other than its Affiliate until after the tenth anniversary of the Closing Date. Thereafter, the General Partner shall not withdraw as the General Partner in the Partnership for the remainder of the term of the Partnership unless (i) the General Partner's shall have transferred all of its Partnership Interest as a General Partner in accordance with Section 10.02 or (ii) such withdrawal shall have been approved by a Majority Interest.

         (b) After the tenth anniversary of the Closing Date and upon the occurrence of any one of the conditions set forth in Section 12.01(a) above, the General Partner may withdraw from the Partnership effective on at least thirty
(30) days' advance written notice to the Record Holders, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Record Holders on account of any withdrawal in accordance with the terms of this Section 12.01. If the General Partner shall give a notice of withdrawal pursuant to this Section 12.01, then a Majority Interest may elect a successor General Partner, who shall be admitted as a successor General Partner pursuant to Article XI. If no successor General Partner shall be elected in accordance with this Section 12.01 and there shall be no remaining General Partner, then the Partnership shall be dissolved pursuant to Article XIII.

         12.02.   Removal of General Partner.

         (a) The General Partner may be removed as General Partner, with or without cause, only upon the written consent or affirmative vote of Record Holders owning at least seventy-five percent (75%) of the total number of Units then outstanding held by all Record Holders. Any such action by the Record Holders also must provide for the election of a successor General Partner and shall become effective only upon admission of the successor General Partner pursuant to Article XI.

         (b) Written notice of the removal of the General Partner pursuant to this Section 12.02 shall be served upon such General Partner in the manner set forth in Section 16.02. Such notice shall set forth the day upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon the General Partner.

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

         (c) A General Partner removed as a General Partner pursuant to this Section 12.02 shall not have any right to participate in the management or control of the business of the Partnership from and after the effective date of such removal.

         (d) A General Partner removed as a General Partner in the Partnership pursuant to this Section 12.02 shall also be removed as a general partner in the Operating Partnership pursuant to Section 10.02 of the OLP Partnership Agreement.

         12.03. Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of a General Partner.

         12.04.   Interests of Departing General Partner and Successor.

         (a) Upon the withdrawal or removal of a General Partner, such departing General Partner shall, at its option exercisable prior to the effective date of its departure, promptly receive from its successor (if any) in exchange for its Partnership Interest as a General Partner, an amount in cash equal to the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership, as determined as of the effective date of its departure. If the departing General Partner exercises its option to have its Partnership Interest as a General Partner acquired by its successor, such successor must also acquire at such time the interests of the departing General Partner as a general partner in the Operating Partnership, for an amount in cash equal to the fair market value of such interest, as determined as of the effective date of its departure. If the option is exercised, the departing General Partner shall, as of the effective date of its departure, cease to share in allocations and distributions with respect to its Partnership Interest as a General Partner.

         (b) Upon the withdrawal or removal of the General Partner pursuant to Section 12.01 or 12.02, respectively, if the business of the Partnership is continued pursuant to Section 13.03 hereof, and if a departing General Partner shall not exercise the option described in Section 12.04(a), such departing General Partner shall become a Record Holder and its interests as a General Partner in both the Partnership and the Operating Partnership shall be converted into the number of Units determined by dividing (i) the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership, determined as set forth in
Section 12.04(c) as of the effective date of its departure, by (ii) the

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

average closing Unit Price for the twenty (20) trading days immediately preceding the effective date of the departure of such departing General Partner.

         (c) For purposes of this Section 12.04, the "fair market value" of such General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership shall be the amount that would be distributed to such General Partner pursuant to Section 5.03 of both this Agreement and the OLP Partnership Agreement if the Partnership Assets and the assets of the Operating Partnership were sold for cash in an orderly liquidation of the Partnership Assets commencing on the effective date of such General Partner's departure, with such liquidation being effected through arm's-length sales between informed and willing purchasers under no compulsion to buy and informed and willing sellers under no compulsion to sell, with the proceeds from such hypothetical sales to be discounted (at a rate equal to the interest rate on U.S. Treasury obligations with a term of one (1) year issued on the date nearest the effective date of such General Partner's departure) to the effective date of such General Partner's departure to reflect the time period reasonably anticipated to be necessary to consummate such sales, as such "fair market value" is agreed upon by such General Partner and its successor within thirty
(30) days after the effective date of such General Partner's departure or, in the absence of such an agreement, as determined by an independent investment banking firm or other independent expert selected by such General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of such General Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the Unit Price, the value of the Partnership Assets and the assets of the Operating Partnership, the rights and obligations of such General Partner and other factors it may deem relevant.

         (d) At any time after the departure of a departing General Partner, upon the request of such departing General Partner, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of all or a portion of the Units owned by the departing General Partner at the time of its departure, including any Units that were received by the departing General Partner pursuant to this Section 12.04 and pursuant to Section 10.04 of the OLP Partnership Agreement and included in such request, provided that the Partnership shall be required to file no more than three such registration statements at the request of any one departing General Partner. In connection with any such registration, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the Units subject to such registration under the securities laws of such states as the departing General Partner may reasonably request and do any and all other acts and things which may be necessary or advisable to enable the departing General Partner to consummate a public sale of such Units in such states. The first of the three registrations permitted to be effected under this Section 12.04(d) shall be effected at the expense of the Partnership, except for underwriting discounts and commissions, and the second and third such registrations, if any, shall be effected at the expense of the departing General Partner. Any registration statement filed pursuant hereto shall be continued in effect for a period of not more than six months following its effective date. If offered in a firm commitment underwriting, the Partnership may provide indemnification to the underwriters in form and substance reasonably satisfactory to such underwriters and the General Partner.

         (e) If a departing General Partner shall not exercise the option provided for in Section 12.04(a), the successor General Partner shall, at the effective date of its admission to the Partnership as a General Partner, contribute to the capital of the Partnership cash in an amount equal to 1/99th of the product of (i) the number of Units outstanding immediately prior to the effective date of such successor General Partner's admission (but after giving effect to the conversion described in Section 12.04(b)) and (ii) the average closing Unit Price for the twenty (20) trading days immediately preceding the effective date of such successor General Partner's admission. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to one percent (1%) of all Partnership allocations and distributions.

         (f) If, at the time of the General Partner's departure, the Partnership is indebted to the General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered or costs and expenses incurred by the General Partner, the Partnership shall, in the case of the General Partner's withdrawal pursuant to Section 12.01, deliver to the General Partner a three-year fully-amortizing promissory note in the original principal amount of the full amount of such indebtedness and bearing interest at an annual rate equal to the Prime Rate announced by Citibank, N.A. from time to time plus one (1) percent, and in the case of the General Partner's removal pursuant to Section 12.02, pay to the General Partner in cash or by check, within sixty (60) days after the effective date of the

General Partner's removal, the full amount of such indebtedness. The successor to the General Partner shall assume all obligations theretofore incurred by the General Partner, as genera: partner of :he Partnership, and the Partnership and such successor shall take all such actions as shall be necessary to terminate any guarantees of the General Partner, and any of its Affiliates, of any obligations of the Partnership. If, for whatever reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the General Partner and the Partnership shall be required to indemnify the General Partner for any liabilities and expenses incurred by the departing General Partner on account of such guarantees.

                                  ARTICLE XIII

                           Dissolution and Liquidation

         13.01. No Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this Agreement.

         13.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of the earliest to occur of any of the following events:

         (a)      the expiration of the term of the Partnership, as provided in
         Section 2.05;

         (b) the withdrawal, bankruptcy or dissolution of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 10.02 or withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to Sections 12.01 or 12.02, as the case may be);

         (c) an election by a Majority Interest, with the approval of the General Partner, to terminate, liquidate and dissolve the Partnership;

         (d) the sale or other disposition of all or substantially all of the Partnership Assets, upon the election of the General Partner and the vote of a Majority Interest;

         (e)      the Partnership's insolvency or bankruptcy; or

         (f) the occurrence of any other event that, under the Delaware Act, would cause the dissolution of the Partnership

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

         or that would make it unlawful for the business of the Partnership to be continued.

         For purposes of this Section 13.02, bankruptcy of the Partnership or the General Partner shall be deemed to have occurred when (i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a final and nonappealable order for relief is entered against it under the Federal bankruptcy laws as now or hereafter in effect or (iii) it executes and delivers a general assignment for the benefit of its creditors.

         13.03. Right to Continue Business of Partnership. Upon an event described in Section 13.02(b), the Partnership thereafter shall be dissolved and liquidated unless, within ninety (.90) days after the event described in such Section, an election to reconstitute and continue the business of the Partnership shall be made writing by a Majority Interest and a successor General Partner is selected by a Majority Interest. If such an election to continue the Partnership is made and a successor General Partner selected, then:

         (i) the Partnership shall continue until the Termination Date unless earlier dissolved in accordance with this Article XIII;

         (ii) the Partnership Interest of the former General Partner shall be treated thenceforth as the interest of a Record Holder and either
         (A) purchased by the successor General Partner or (B) converted into Units in the manners provided in Section 12.04 as if the former General Partner were a departing General Partner under Section 12.04; and

         (iii) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

         13.04. Dissolution. Except as otherwise provided in Section 13.03, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the provisions of the Delaware Act, and the General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution or removal of the General Partner, then the Person designated as Liquidating Trustee in Section 13.05 hereof) promptly shall notify the Record Holders of such dissolution.

         13.05. Liquidation. Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is

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

made pursuant to Section 13.03, the General Partner, or, in the event the dissolution is caused by an event described in Section 13.02(b), a Person or Persons selected by a Majority Interest, shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

         (a) to pay (or to make provision for the payment of) all creditors of the Partnership, other than Partners, in the order of priority provided by law;

         (b) to pay, on a pro rata basis, all creditors of the Partnership that are Partners; and

         (c) after the payment (or the provision for payment) of all debts, liabilities, and obligations of the Partnership, to the General Partner and the Record Holders in accordance with Section 5.03.

         The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by a Majority Interest. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety (90) days thereafter by a Majority Interest. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event the Record Holders fail to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

         13.06. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.05 in order to minimize any losses otherwise attendant upon such a winding up.

         13.07. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Section 5.03 and 13.05, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware Act.

                                   ARTICLE XIV

                    Amendments; Meetings; Voting; Record Date

         14.01. Amendments to be Adopted Solely by General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Record Holders described in Article XV), without the consent or approval at the time of any Record Holder (each Record Holder, by acquiring a Unit, Depositary Unit or other security of the Partnership and requesting admission to the Partnership, being deemed to consent to any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

         (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

         (b) the admission, substitution, or withdrawal of Partners in accordance with this Agreement;

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

         (c) an election to be bound by any successor statute to the Delaware Act governing limited partnerships pursuant to the power granted in Section 6.06;

         (d) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Record Holders have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

         (e) a change that is necessary to reorganize the Partnership so as to qualify as a "real estate investment trust" within the meaning of
         Section 856 of the Code;

         (f) a change that is (i) of an inconsequential nature and does not adversely affect the Record Holders in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with law or any other provision herein or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with law or any provisions of this Agreement; (iii) necessary or desirable to satisfy any federal or state agency or contained in any federal or state statute; (iv) necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary units are or will be listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership, the Limited Partners, Record Holders, Non-Consenting Investors or Subsequent Transferees; (v) necessary or desirable in connection with any action permitted to be taken by the General Partner under Section 8.13 hereof; or (vi) required or contemplated by this Agreement;

         (g) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; or

         (h)      any other amendments similar to the foregoing.

The authority set forth in Section 14.01(f) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General

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

Partner deems necessary or desirable in the event the Delaware Act amended to eliminate or change any provision now in effect.

         14.02. Amendment Procedures. Except as specifically provided in Sections 14.01 and 14.03, all amendments to this Agreement shall be made solely in accordance with the following procedures:

         (a)      Any amendments of this Agreement must be proposed either:

                           (i) by the General Partner, by submitting the text of the proposed amendment to all Record Holders in writing; or

                           (ii) by Record Holders owning at least ten percent (10%) of the total number of Units and Depositary Units then owned by all Record Holders, by submitting their proposed amendment in writing to the General Partner. The General Partner shall, within thirty (30) days after the receipt of any such proposed amendment, or as soon thereafter as is practicable, submit the text of the proposed amendment to all Record Holders. The General Partner may include in such submission its recommendation as to the proposed amendment.

         (b) If an amendment is proposed pursuant to this Section 14.02, the General Partner shall seek the written consent of the Record Holders to such amendment or shall call a meeting of the Record Holders to consider and vote on the proposed amendment, unless, in the opinion of counsel for the Partnership, such proposed amendment would be illegal under Delaware law if adopted, in which case the General Partner shall not be required to take any further action with respect thereto. A proposed amendment shall be effective only if approved by the General Partner in writing and by a Majority Interest, unless a greater percentage vote of the Record Holders is required by law or this Agreement. The General Partner shall keep all Record Holders advised of the status of any proposed amendment and shall notify all Record Holders upon final adoption or rejection of any proposed amendment.

         14.03. Amendment Restrictions. Notwithstanding the provisions of Sections 14.01 and 14.02, (a) no amendment to this Agreement shall be permitted without a unanimous vote of the Record Holders if such amendment, in the opinion of counsel for the Partnership, (i) would cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership, or (ii) would cause the Partnership or the Operating Partnership to be

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

treated as an association taxable as a corporation for federal income tax purposes and (b) no amendment to this Agreement shall be permitted which would
(i) enlarge the obligations of the General Partner or any Record Holder or convert the interest of any Record Holder into the interest of a general partner; (ii) modify the expense reimbursement payable to the General Partner pursuant to Article VII of this Agreement without the consent of the General Partner; (iii) modify the order and method for allocations of income and loss or distributions pursuant to Article V of this Agreement without the consent of the General Partner or the Record Holders adversely affected; or (iv) amend Sections 14.01, 14.02 or 14.03 of this Agreement without the consent of the General Partner and Record Holders who are Record Holders with respect to at least ninety-five percent (95%) of the total number of all outstanding Units held by all Record Holders.

         14.04. Meetings. Meetings of the Record Holders may be called by the General Partner or by Record Holders owning at least ten percent (10%) of the total number of Units and Depositary Units then owned by all Record Holders. Any Record Holder calling a meeting shall specify the number of Units and Depositary Units as to which such Record Holder is exercising the right to call a meeting and only those specified Units and Depositary Units shall be counted for the purpose of determining whether the required ten percent (10%) standard of the preceding sentence has been met. Record Holders desiring to call a meeting shall deliver to the General Partner one or more calls in writing stating that the Record Holders signing such writing wish to call a meeting and indicating the specific purposes for which the meeting is to be called. Action at the meeting shall be limited to those specific matters specified in the call of the meeting. Within sixty (60) days after receipt of such a call from Record Holders, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Record Holders either directly or indirectly though the Depositary. A meeting shall be held at a reasonable time and convenient place determined by the General Partner or the Liquidating Trustee, as the case may be, on a date not more than sixty (60) days after the mailing of notice of the meeting. Record Holders may vote either in person or by proxy at any meeting. Each Record Holder shall have one vote for each Unit or Depositary Unit as to which he has been admitted to the Partnership as a Record Holder. No action shall be taken by the Record Holders without a meeting duly called and held or without written consent in accordance with Section 14.13.

         14.05.   Notice of Meeting. Notice of a meeting called pursuant to
Section 14.04 shall be given either personally in writing or by mail or other means of written communication addressed to each Record Holder at the address of the Record Holder appearing on the books of the Depositary or the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XIV executed by the General Partner, the Depositary, transfer agent, registrar of Depositary Units or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Record Holder at the address of such Record Holder appearing on the books of the Partnership or Depositary is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Record Holder at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Record Holders.

         14.06. Record Date. For purposes of determining the Record Holders entitled to notice of or to vote at a meeting of the Record Holders or to give consents without a meeting as provided in Section 14.13, the General Partner or the Liquidating Trustee, as the case may be, may set a Record Date, which Record Date shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting or consent (unless such requirement conflicts with any rule, regulation, guideline, or requirement of any securities exchange on which the Depositary Units are listed for trading, in which case the rule, regulation, guidelines, or requirement of such securities exchange shall govern).

         14.07. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIV.

         14.08. Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Record Holders, however called and noticed, and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Record

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

Holders entitled to vote, not present in person or by proxy, signs written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of such meeting. Attendance of a Record Holder at a meeting shall constitute a waiver of notice of the meeting, provided, however, that no such waiver shall occur when such a Record Holder objects, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened; and provided further, that attendance at a meeting is not a waiver of any right to object to the consideration of any matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

         14.09. Quorum. Record Holders who are Record Holders with respect to more than fifty percent (50%) of the total number of all outstanding Units and Depositary Units then held by all Record Holders, whether represented in person or by proxy, shall constitute a quorum at a meeting of Record Holders. The Record Holders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough Record Holders to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Record Holders specified in this Agreement. In the absence of a quorum, any meeting of Record Holders may be adjourned from time to time by the affirmative vote of a majority of the Units and Depositary Units represented either in person or by proxy at such meeting, but no such business may be transacted, except as provided in Section 14.04.

         14.10. Conduct of Meeting. The General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting, and adjourning any meeting of Record Holders, including, without limitation, the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of
Section 14.04 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting, and the determination of any controversies, votes, or challenges arising in connection with or during such meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person, in either case, may be, without limitation, a Partner or any employee or agent of the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Agreement, as it may deem

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

advisable concerning the conduct of any meeting of the Record Holders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidence of the right to vote.

         14.11. Voting Rights. (a) Subject to Section 14.12, the Record Holders shall have the right to vote on all matters specified below and the actions specified therein may be taken by the General Partner only with the affirmative vote or written consent pursuant to Section 14.13 of a Majority Interest (except for (i) removal of the General Partner pursuant to Section 12.02, which requires consent of at least 75% of the Record Holders, and (ii) certain amendments to this Agreement pursuant to Section 14.03, which require either unanimous or the consent of at least 95% of the Record Holders) and with the separate concurrence of the General Partner:

         (i) amendment of this Agreement, including an amendment extending the term of the Partnership, except as permitted pursuant to Section 14.12;

         (ii)     dissolution of the Partnership pursuant to Section 13.02(c) or
         (d);

         (iii)    selection of a Liquidating Trustee pursuant to Section 13.05;

         (iv) approval or disapproval of any merger, consolidation or combination of the business operations of the Partnership with those of any other Person; provided, however, that no vote or approval shall be required with respect to any such transaction which, in the sole and absolute discretion of the General Partner, (A) is primarily for the purpose of acquiring properties or assets, (B) combines the ongoing business operations of the entities with the Partnership as the surviving entity, or (C) is between the Partnership and the Operating Partnership;

         (v) approval or disapproval of a sale or other disposition, except upon dissolution and liquidation pursuant to Article XIII, of all or substantially all of the Partnership Assets in a single sale or in a related series of multiple sales; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance; which require either unanimous or 95% consent of the Record Holders pursuant to Section 14.03.

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         (vi)     approval or disapproval of the transfer of the General
         Partner's Partnership Interest as a General Partner where permitted pursuant to Section 10.02;

         (vii) approval or disapproval of the withdrawal of the General Partner as the general partner in the Partnership pursuant to Section 12.01;

         (viii)   election of a successor General Partner pursuant to Section
         12.01;

         (ix)     removal of the General Partner pursuant to Section 12.02;

         (x) when the Partnership would otherwise dissolve and its business would not otherwise be continued pursuant to Article XIII, election to reconstitute and continue the business of the Partnership pursuant to
         Section 13.03; and

         (b) The Record Holders shall have the right to vote on any proposal submitted for the approval of the limited partners of the Operating Partnership, and the General Partner shall not cause the Partnership, in its capacity as sole limited partner of the Operating Partnership, to consent to any such proposal unless the Record Holders vote to approve such proposal in at least the same percentage as is required by the OLP Partnership Agreement for the approval of such proposal by the limited partners of the Operating Partnership.

         (c) Except as expressly provided in this Agreement, Record Holders shall have no voting rights.

         14.12.   Voting Rights Conditional. The voting rights set forth in
Section 14.11 shall not be exercised unless the Partnership shall have received an opinion of counsel for the Partnership to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (a) shall not cause the Record Holders to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Record Holders or the Partnership as the sole limited partner of the Operating Partnership to unlimited liability, (b) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations, and (c) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Record Holders. If counsel for the Partnership has indicated that it is unable or unwilling to deliver such an opinion, the General Partner may take any action described in Section 14.11(a) without the need for a vote of the Record Holders, except for effecting amendments to the Partnership Agreement

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which require either unanimous or 95% consent of the Record Holders pursuant to
Section 14.03.

         14.13. Action Without a Meeting. Any action that may be taken at a meeting of the Record Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Record Holders owning not less than the number of Depositary Units or Units that would be necessary to authorize or take such action at a meeting at which all of the Record Holders were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders who have not consented thereto in writing. The General Partner may specify that any written ballot submitted to Record Holders for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by a Record Holder, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If consent to the taking of any action by the Record Holders is solicited by any person other than by or on behalf of the General Partner, the written consents shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner, and (ii) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient consents are deposited with the Partnership.

                                   ARTICLE XV

                                Power of Attorney

         Each Record Holder (including each Non-Consenting Investor who executes and delivers a Transfer Application to the Depositary and each Subsequent Transferee who accepts Depositary Units and executes and delivers a Transfer Application to the Depositary) is deemed to irrevocably constitute, appoint and empower the General Partner (and any successor by merger, transfer, election or otherwise), and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Record Holder, with full power and authority in such Record Holder's name, place and stead and for such Record Holder's use or benefit:

                  (a) to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices, (i) all certificates and other instruments, including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to

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         qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Record Holders have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General
         Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof;
         (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XIII; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XI; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

                  (b) to enter into the Depositary Agreement and deposit all Units of the Record Holders in the Deposit Account established by the Depositary pursuant to the Depositary Agreement. The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby.

         Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XV to take action as an attorney-in-fact for any Record Holder to increase in any way the liability of such Record Holder beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XIV.

         The appointment by each Record Holder of the Persons designated in this
Article XV as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Record Holders under this Agreement will

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be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Record Holder and it shall extend to such Record Holder's heirs, successors and assigns. Each Record Holder hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Record Holder hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Record Holder shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, all such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE XVI

                            Miscellaneous Provisions

         16.01. Additional Actions and Documents. Each of the Record Holders hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver, and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use his best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at, or after the closing of the transactions contemplated by this Agreement.

         16.02. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a Record Holder or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

                  (a)      If to the General Partner:

                           American Property Investors, Inc.
                           666 Third Avenue
                           New York, New York 10017
                           Attention: Richard H. Ader

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                  (b)      If to a Record Holder:

                           The Last Known Business, Residence or
                           Mailing Address of Such Record Holder
                           Reflected in the Records of the
                           Partnership or the Depositary

                  (c)      If to the Partnership:

                           American Real Estate Partners, L.P.
                           666 Third Avenue
                           New York, New York 10017

The General Partner and each Record Holder and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         16.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

         16.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         16.05. Waivers. Neither the waiver by a Partner of a breach or of a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or

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a waiver of any such provisions, rights, remedies, or privileges hereunder.

         16.06. Exercise of Rights. No failure of delay on the part of a Partner or the Partnership in exercising any right, power, or privilege hereunder and no course of dealing between the Partners or between the Partners and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner, or the Partnership would otherwise have at law or in equity or otherwise.

         16.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         16.08 Limitation on Benefits of this Agreement. It is the explicit intention of the Partners that no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partners or the Partnership, and that except as set forth in this Agreement, the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

         16.09. Force Majeure. If the General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the General Partner, insofar as they are affected by such force majeure, shall be suspended during but no longer than the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the General Partner.

         16.10. Consent of Record Holders. By acceptance of a Unit or Depositary Unit, each Record Holder expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of

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the Record Holders, such action may be so taken upon the concurrence of less than all of the Record Holders and each such Record Holders shall be bound by the results of such action.

         16.11. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

         16.12. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity may require.

         16.13. Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         16.14. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the Delaware Act and all other laws of Delaware (but not including the choice of law rules thereof).

         16.15. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of or on behalf of, each party, or that the signatures of the person required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing

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the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                                    GENERAL PARTNER:

                                            AMERICAN PROPERTY INVESTORS, INC.

                                          By: _________________________________

                                          Title: ______________________________

                                            ORGANIZATIONAL LIMITED PARTNER:

                                                    JULIA DESANTIS



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                                                      EXHIBIT A
                                                      TO AMENDED AND RESTATED
                                                      AGREEMENT OF LIMITED
                                                      PARTNERSHIP OF AMERICAN
                                                      REAL ESTATE PARTNERS, L.P.

                                   CERTIFICATE
                                       FOR
                              LIMITED PARTNER UNITS
                                       OF
                       AMERICAN REAL ESTATE PARTNERS, L.P.

No.                                                      Units

         American Property Investors, Inc., as the General Partner of American Real Estate Partners, L.P. (the "Partnership"), a Delaware limited partnership, hereby certifies that _______________________ units of limited partner interest in the Partnership ("Units") have been issued to _____________________________. The rights, preferences and limitations of the Units are set forth in the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") under which the Partnership was formed and is existing, and in the Certificate of Limited Partnership filed for record in the Office of the Secretary of State of Delaware, copies of which are on file at the General Partner's principal office at 666 Third Avenue, New York, New York 10017. Neither this Certificate nor the Units evidenced hereby is transferable, except upon death, by operation of law or as otherwise provided in the Partnership Agreement.

                                            American Property Investors, Inc.
                                            General Partner of
                                            American Real Estate Partners, L.P.

Dated:                                      By: ________________________________

                                            Title: _____________________________

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